


                                                            Prospectus Supplement

Morgan Stanley Institutional Fund, Inc.


Supplement dated July 27, 2001 to             The Prospectus is hereby amended and supplemented to reflect a
Prospectus dated May 1, 2001 of:              change to the name of the Fixed Income Portfolio.


Fixed Income Portfolio                        Effective June 24, 2001, the Fixed Income Portfolio will be known as the
--------------------------------              Fixed Income III Portfolio.

Money Market Portfolio
--------------------------------

Municipal Money Market Portfolio
--------------------------------







              Please retain this supplement for future reference.

                                                                EXHIBIT 99.17(b)

                                                                      PROSPECTUS

MORGAN STANLEY INSTITUTIONAL FUND, INC.



May 1, 2001


FIXED INCOME PORTFOLIO
The Fixed Income Portfolio seeks to produce a high total return consistent with the preservation of capital by investing primarily in a diversified portfolio of fixed income securities.
---------------------------------------------------------------------------
MONEY MARKET PORTFOLIO
The Money Market Portfolio seeks to maximize current income and preserve capital while maintaining high levels of liquidity.
---------------------------------------------------------------------------
MUNICIPAL MONEY MARKET PORTFOLIO
The Municipal Money Market Portfolio seeks to maximize current tax-exempt income and preserve capital.
---------------------------------------------------------------------------


INVESTMENT ADVISER
MORGAN STANLEY INVESTMENT
MANAGEMENT INC.


DISTRIBUTOR

MORGAN STANLEY & CO. INCORPORATED


Morgan Stanley Institutional Fund, Inc. (the "Fund") is a no-load mutual fund that is designed to meet the investment needs of discerning investors who place a premium on quality and personal service. The Fund makes available to institutional investors a series of portfolios which benefit from the investment expertise and commitment to excellence associated with Morgan Stanley Investment Management Inc. ("Morgan Stanley Investment Management") and its affiliates. This Prospectus offers Class A and Class B shares of the portfolios listed above (each a "Portfolio" and collectively the "Portfolios"), except that the Municipal Money Market Portfolio offers only Class A shares.

The Securities and Exchange Commission (the "Commission") has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

INVESTMENT SUMMARY                      1
-----------------------------------------
Fixed Income Portfolio                  1
-----------------------------------------
Money Market Portfolio                  2
-----------------------------------------
Municipal Money Market Portfolio        3
-----------------------------------------
Additional Risk Factors and Information 4
-----------------------------------------
FEES AND EXPENSES
OF THE PORTFOLIOS                       6
-----------------------------------------

FUND MANAGEMENT                         8
-----------------------------------------
SHAREHOLDER INFORMATION                 9
-----------------------------------------
FINANCIAL HIGHLIGHTS                   12
-----------------------------------------
Fixed Income Portfolio                 12
-----------------------------------------
Money Market Portfolio                 14
-----------------------------------------
Municipal Money Market Portfolio       15
-----------------------------------------

ACCOUNT REGISTRATION FORM
-----------------------------------------

                                        MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                        INVESTMENT SUMMARY


FIXED INCOME PORTFOLIO


OBJECTIVE

The Fixed Income Portfolio seeks to produce a high total return consistent with the preservation of capital by investing primarily in a diversified portfolio of fixed income securities.

APPROACH

Morgan Stanley Investment Management seeks to preserve capital and produce an attractive real rate of return by investing primarily in a diversified mix of dollar-denominated fixed income securities, particularly U.S. Government, corporate and mortgage securities. The Portfolio ordinarily maintains an average weighted maturity in excess of five years. Although there is no minimum or maximum maturity for any individual security, Morgan Stanley Investment Management actively manages the interest rate risk of the Portfolio within a range relative to the benchmark index. The Portfolio invests exclusively in securities that carry an investment grade rating at the time of purchase, and may invest up to 15% of its assets in fixed income securities denominated in foreign currencies.

PROCESS

Morgan Stanley Investment Management employs a value approach toward managing the Portfolio. Morgan Stanley Investment Management's research teams seek to identify relative attractiveness among corporate, mortgage and U.S. Government securities, and also may consider the relative attractiveness of non-dollar denominated issues. Morgan Stanley Investment Management relies upon value measures to guide its decisions regarding sector, security and country selection, such as the relative attractiveness of the extra yield offered by securities other than those issued by the U.S. Treasury. Morgan Stanley Investment Management also measures various types of risk, focusing on the level of real interest rates, the shape of the yield curve, credit risk, prepayment risk, country risk and currency valuations. Morgan Stanley Investment Management's team builds an investment portfolio designed to take advantage of its judgment of these factors, while balancing the overall risk of the Portfolio, and may sell securities when it believes that expected risk-adjusted return is low compared to other investment opportunities. Morgan Stanley Investment Management generally considers selling a portfolio holding when it determines that the holding no longer satisfies its investment criteria.

Under normal circumstances, at least 80% of the net assets of the Portfolio will be invested in fixed income securities.

RISKS

Investing in the Fixed Income Portfolio may be appropriate for you if you are willing to accept the risks and uncertainties of investing in fixed income securities in the hope of earning an attractive rate of return while generally preserving capital. Although the Portfolio invests primarily in fixed income securities that are rated in the two highest rating categories, or believed by Morgan Stanley Investment Management to be of equivalent quality, credit risk and market risk, particularly changes in interest rates, will still affect the prices of fixed income securities. To the extent that the Portfolio invests in securities denominated in a foreign currency, changes in the value of that country's currency compared to the U.S. dollar will affect the value of the Portfolio's investments. In addition, at times the Portfolio's market sector, U.S. fixed income securities, may underperform relative to other sectors or the overall market.

PERFORMANCE (CLASS A SHARES)
Commenced Operations on May 15, 1991


1992         6.82%
1993         9.07%
1994        -3.10%
1995        18.76%
1996         4.61%
1997         9.54%
1998         7.93%
1999        -1.56%
2000        11.16%

HIGH (QUARTER)                      Q2 `95         6.30%
--------------------------------------------------------
LOW (QUARTER)                       Q1 `94        -3.13%



AVERAGE ANNUAL TOTAL RETURN (for the periods ended December 31, 2000)



                                                               Past One        Past Five       Since
                                                                 Year            Years       Inception
------------------------------------------------------------------------------------------------------

CLASS A (commenced operations on May 15, 1991)                  11.16%          6.24%        7.64%
-------------------------------------------------------------------------------------------------------
Lehman Aggregate Bond Index*                                    11.63%          6.46%        7.84%
-------------------------------------------------------------------------------------------------------
CLASS B (commenced operations on January 2, 1996)               10.92%           n/a         6.07%
-------------------------------------------------------------------------------------------------------
Lehman Aggregate Bond Index*                                    11.63%           n/a         6.47%
-------------------------------------------------------------------------------------------------------



The bar chart and table show the performance of the Portfolio year-by-year and as an average over different periods of time. Together, the bar chart and table demonstrate the variability of performance over time and provide an indication of the risks of investing in the Portfolio. The table also compares the performance of the Portfolio to an index of similar securities. An index is a hypothetical measure of performance based on the ups and downs of securities that make up a particular market. The index does not show actual investment returns or reflect payment of management or brokerage fees, which would lower the index's performance. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.

* The Lehman Aggregate Bond Index is an unmanaged index comprised of the Government/Corporate Bond Index, the Mortgage-Backed Securities Index and the Asset-Backed Securities Index.

                                        MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                        INVESTMENT SUMMARY



MONEY MARKET PORTFOLIO


OBJECTIVE

The Money Market Portfolio seeks to maximize current income and preserve capital while maintaining high levels of liquidity.

APPROACH

Morgan Stanley Investment Management and Morgan Stanley Dean Witter Advisors Inc. ("MSDW Advisors"), as investment sub-adviser, seek to maximize current income and preserve capital while maintaining liquidity by investing in money market instruments with effective maturities of 397 days or less. In selecting investments, Morgan Stanley Investment Management and MSDW Advisors seek to maintain a share price of $1.00 per share.

PROCESS

MSDW Advisors assesses current and projected market and economic conditions, particularly interest rates. Based on this analysis and the shape of the money market yield curve, MSDW Advisors uses gradual shifts in average maturity to manage the Portfolio. MSDW Advisors selects particular money market securities that it believes offer the most attractive risk/return tradeoff. Portfolio investments are primarily U.S. government and agency obligations, or corporate debt and bank obligations that pay fixed or variable rates of interest.


RISKS

Investing in the Money Market Portfolio may be appropriate for you if you want to minimize the risk of loss of principal and maintain liquidity of your investment, and at the same time receive a return on your investment. The Portfolio invests only in money market instruments that Morgan Stanley Investment Management and MSDW Advisors believe present minimal credit risk. However, an investment in the Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

The Portfolio will invest in a diversified portfolio of high quality, short-term money market instruments. Money market instruments may include certificates of deposits, bankers' acceptances, commercial paper, U.S. Treasury securities, and some municipal securities and repurchase agreements. In selecting these investments, Morgan Stanley Investment Management and MSDW Advisors follow strict rules about credit risk, maturity and diversification of the Portfolio's investments. For example, the Portfolio's money market instruments will be rated within the two highest categories assigned by a recognized rating organization or, if not rated, are of comparable quality as determined by MSDW Advisors. In addition, these instruments will have a maximum remaining maturity of 397 days or less.

PERFORMANCE (CLASS A SHARES)

Commenced Operations on November 15, 1988

1991         5.89%
1992         3.46%
1993         2.76%
1994         3.84%
1995         5.51%
1996         5.03%
1997         5.20%
1998         5.20%
1999         4.80%
2000         6.06%
HIGH (QUARTER)                    Q2 `89        2.34%
-----------------------------------------------------
LOW (QUARTER)                     Q2 `93        0.67%





AVERAGE ANNUAL TOTAL RETURN (for the periods ended December 31, 2000)


                                                          Past One    Past Five    Past Ten      Since
                                                            Year        Years        Years     Inception
--------------------------------------------------------------------------------------------------------

CLASS A (commenced operations on November 15, 1988)        6.06%       5.26%        4.84%       5.43%
--------------------------------------------------------------------------------------------------------
CLASS B (has not yet commenced operations)                  n/a         n/a           n/a        n/a
--------------------------------------------------------------------------------------------------------


The bar chart and table show the performance of the Portfolio year-by-year and as an average over different periods of time. Together, the bar chart and table demonstrate the variability of performance over time and provide an indication of the risks of investing in the Portfolio. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.

You may obtain the current 7-day yield of the Money Market Portfolio by calling 1-800-548-7786.

                                        MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                        INVESTMENT SUMMARY


MUNICIPAL MONEY MARKET PORTFOLIO


OBJECTIVE

The Municipal Money Market Potfolio seeks to maximize current tax-exempt income and preserve capital.

APPROACH


Morgan Stanley Investment Management and Morgan Stanley Dean Witter Advisors Inc. ("MSDW Advisors"), as investment sub-adviser, seek to maximize current income and preserve capital while maintaining liquidity by investing in money market instruments, with effective maturities of 397 days or less, that pay interest that is exempt from federal taxation. In selecting investments, Morgan Stanley Investment Management and MSDW Advisors seek to maintain a share price of $1.00 per share.

PROCESS

MSDW Advisors assesses current and projected market and economic conditions, particularly interest rates. Based on this analysis, MSDW Advisors uses gradual shifts in average maturity to manage the Portfolio. MSDW Advisors selects particular municipal money market securities that it believes offer the most attractive risk/return trade-off. Individual portfolio securities are money market obligations issued by various states, territories and possessions of the United States and the District of Columbia, and their political subdivisions, agencies and instrumentalities. Typically, the Portfolio will invest at least 80% of its assets in tax-exempt municipal obligations. The Portfolio will not invest in municipal obligations that pay interest subject to the alternative minimum tax.

RISKS

Investing in the Municipal Money Market Portfolio may be appropriate for you if you want to minimize the risk of loss of principal and maintain liquidity of your investment, and at the same time receive a return on your investment that is exempt from federal income tax. The Portfolio invests only in municipal money market instruments that Morgan Stanley Investment Management and MSDW Advisors believe present minimal credit risk. However, an investment in the Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

The Portfolio will invest in a portfolio of high quality, short-term municipal securities and repurchase agreements. In selecting these investments, Morgan Stanley Investment Management and MSDW Advisors follow strict rules about credit risk, maturity and diversification of the Portfolio's investments. For example, the Portfolio's money market instruments will be rated within the two highest categories assigned by a recognized rating organization or, if not rated, are of comparable quality as determined by MSDW Advisors. In addition, these instruments will have a maximum remaining maturity of 397 days or less.



PERFORMANCE (CLASS A SHARES)

Commenced Operations on February 10, 1989


1991         4.06%
1992         2.48%
1993         1.91%
1994         2.44%
1995         3.44%
1996         3.02%
1997         3.17%
1998         3.00%
1999         2.77%
2000         3.57%
HIGH (QUARTER)                       Q2 `89        1.57%
--------------------------------------------------------
LOW (QUARTER)                        Q1 `94        0.46%
--------------------------------------------------------



AVERAGE ANNUAL TOTAL RETURN (for the periods ended December 31, 2000)



                                                        Past One     Past Five    Past Ten     Since
                                                          Year         Years        Years    Inception
------------------------------------------------------------------------------------------------------
CLASS A (commenced operations on February 10, 1989)      3.57%        3.10%         2.99%     3.41%
------------------------------------------------------------------------------------------------------


The bar chart and table show the performance of the Portfolio year-by-year and as an average over different periods of time. Together, the bar chart and table demonstrate the variability of performance over time and provide an indication of the risks of investing in the Portfolio. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.



You may obtain the current 7-day yield of the Municipal Money Market Portfolio by calling 1-800-548-7786.

                                        MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                        INVESTMENT SUMMARY



ADDITIONAL RISK FACTORS AND INFORMATION

THIS SECTION DISCUSSES ADDITIONAL RISK FACTORS AND INFORMATION RELATING TO THE PORTFOLIOS. THE PORTFOLIOS' INVESTMENT PRACTICES AND LIMITATIONS ARE DESCRIBED IN MORE DETAIL IN THE STATEMENT OF ADDITIONAL INFORMATION ("SAI"), WHICH LEGALLY IS A PART OF THIS PROSPECTUS. FOR DETAILS ON HOW TO OBTAIN A COPY OF THE SAI AND OTHER REPORTS AND INFORMATION, SEE THE BACK COVER OF THIS PROSPECTUS.

PRICE VOLATILITY

The value of your investment in the Fixed Income Portfolio is based on the market prices of the securities the Portfolio holds. These prices change daily due to economic and other events that affect markets generally, as well as those that affect particular industries, companies or governments. These price movements, sometimes called volatility, may be greater or lesser depending on the types of securities the Portfolio owns and the markets in which the securities trade. Fixed income securities, regardless of credit quality, experience price volatility, especially in response to interest rate changes. As a result of price volatility, there is a risk that you may lose money by investing in any of these Portfolios.

FIXED INCOME SECURITIES

Investments in fixed income securities are subject to credit risk and market risk. Credit risk is the possibility that an issuer may be unable to meet its scheduled principal and interest payments. Market risk is the possibility that a change in interest rates or the market's perception of an issuer's prospects may adversely affect the value of a fixed income security. Generally, fixed income securities decrease in value as interest rates rise and vice versa. Prices of longer term securities also are generally more volatile, so the average maturity of the securities in the Portfolios affects risk.

MORTGAGE-BACKED SECURITIES

Mortgage-backed securities are fixed income securities representing an interest in a pool of underlying mortgage loans. They are sensitive to changes in interest rates, but may respond to these changes differently from other fixed income securities due to the possibility of prepayment of the underlying mortgage loans. As a result, it may not be possible to determine in advance the actual maturity date or average life of a mortgage-backed security. Rising interest rates tend to discourage refinancings, with the result that the average life and volatility of the security will increase and its market price will decrease. When interest rates fall, however, mortgage-backed securities may not gain as much in market value because additional mortgage prepayments must be reinvested at lower interest rates. Prepayment risk may make it difficult to calculate the average maturity of a portfolio of mortgage-backed securities and, therefore, to assess the volatility risk of that portfolio.

DERIVATIVES

The Fixed Income Portfolio may use various instruments that derive their values from those of specified securities, indices, currencies or other points of reference for both hedging and non-hedging purposes. Derivatives include futures, options, forward contracts, swaps, and structured notes. These derivatives, including those used to manage risk, are themselves subject to risks of the different markets in which they trade and, therefore, may not serve their intended purposes.

The primary risks of derivatives are: (i) changes in the market value of securities held by a Portfolio, and of derivatives relating to those securities, may not be proportionate, (ii) there may not be a liquid market for the Portfolio to sell a derivative, which could result in difficulty closing a position, and (iii) certain derivatives can magnify the extent of losses incurred due to changes in the market value of the securities to which they relate. In addition, some derivatives are subject to counterparty risk. To minimize this risk, the Portfolio may enter into derivatives transactions only with counterparties that meet certain requirements for credit quality and collateral. Also, the Portfolio may invest in certain derivatives that require the Portfolio to segregate some or all of its cash or liquid securities to cover its obligations under those instruments. At certain levels, this can cause the Portfolio to lose flexibility in managing its investments properly, responding to shareholder redemption requests, or meeting other obligations. If the Portfolio is in that position, it could be forced to sell other securities that it wanted to retain.

                                        MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                        INVESTMENT SUMMARY



ADDITIONAL RISK FACTORS AND INFORMATION

The Portfolio will limit its use of derivatives for non-hedging purposes to 33 1/3% of its total assets measured by the aggregate notional amount of outstanding derivatives. While the use of derivatives may be advantageous to the Portfolio, if Morgan Stanley Investment Management or MSDW Advisors is not successful in employing them, the Portfolio's performance may be worse than if it did not make such investments. See the SAI for more about the risks of different types of derivatives.

INVESTMENT DISCRETION

In pursuing the Portfolios' investment objectives, Morgan Stanley Investment Management and MSDW Advisors have considerable leeway in deciding which investments it buys, holds or sells on a day-to-day basis, and which trading strategies it uses. For example, Morgan Stanley Investment Management and MSDW Advisors may determine to use some permitted trading strategies while not using others. The success or failure of such decisions will affect the Portfolios' performance.

BANK INVESTORS

An investment in a Portfolio is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

TEMPORARY DEFENSIVE INVESTMENTS

When Morgan Stanley Investment Management or MSDW Advisors believes that changes in economic, financial or political conditions warrant, each Portfolio may invest without limit in certain short- and medium-term fixed income securities for temporary defensive purposes. If Morgan Stanley Investment Management or MSDW Advisors incorrectly predicts the effects of these changes, such defensive investments may adversely affect a Portfolio's performance and the Portfolio may not achieve its investment objective.

PORTFOLIO TURNOVER

Consistent with its investment policies, a Portfolio will purchase and sell securities without regard to the effect on portfolio turnover. Higher portfolio turnover will cause a Portfolio to incur additional transaction costs and may result in taxable gains being passed through to shareholders.

                                        MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                        FEES AND EXPENSES OF THE PORTFOLIOS


FEES AND EXPENSES OF THE PORTFOLIOS

The Commission requires that the Fund disclose in this table the fees and expenses that you may pay if you buy and hold shares of the Portfolios. The Portfolios do not charge any sales loads or similar fees when you purchase or redeem shares. The Annual Fund Operating Expenses in the table do not reflect voluntary fee waivers, which are described in the footnotes, and/or expense reimbursements from Morgan Stanley Investment Management.

2000 ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from
Fund assets)*



-------------------------------------------------------------------------------------
                                                                            Municipal
                                                  Fixed         Money         Money
                                                 Income        Market        Market
                                                Portfolio     Portfolio     Portfolio
-------------------------------------------------------------------------------------
MANAGEMENT FEES
-------------------------------------------------------------------------------------
Class A                                          0.35%         0.30%         0.30%
-------------------------------------------------------------------------------------
Class B                                          0.35%         0.30%          n/a
-------------------------------------------------------------------------------------
12B-1 FEE
-------------------------------------------------------------------------------------
Class A                                           None          None          None
-------------------------------------------------------------------------------------
Class B                                          0.15%+        0.25%          n/a
-------------------------------------------------------------------------------------
OTHER EXPENSES
-------------------------------------------------------------------------------------
Class A                                          0.22%         0.18%         0.18%
-------------------------------------------------------------------------------------
Class B                                          0.22%         0.18%++        n/a
-------------------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES
-------------------------------------------------------------------------------------
Class A                                          0.57%         0.48%         0.48%
-------------------------------------------------------------------------------------
Class B                                          0.72%         0.73%++        n/a
-------------------------------------------------------------------------------------

+ The actual 12b-1 fee paid by the Portfolio for the last fiscal year was 0.15% because the distributor, Morgan Stanley Co. Incorporated, has voluntarily agreed to waive 0.10% of the 0.25% distribution fee it is entitled to receive.

++ Estimated.

* The Management Fees for the Portfolios shown in the table above are the highest that could be charged. This table does not show the effects of Morgan Stanley Investment Management's voluntary fee waivers and/or expense reimbursements. Morgan Stanley Investment Management has voluntarily agreed to reduce its management fee and/or reimburse the Portfolios so that total annual operating expenses will not exceed 0.45% for Class A shares and 0.60% for Class B shares of the Fixed Income Portfolio; 0.55% for Class A shares and 0.80% for Class B shares of the Money Market Portfolio; and 0.57% for Class A shares of the Municipal Money Market Portfolio.

In determining the actual amount of voluntary management fee waiver and/or expense reimbursement for a Portfolio, if any, certain investment related expenses, such as foreign country tax expense and interest expense on borrowing are excluded from annual operating expenses. If these expenses were incurred, the Portfolios' total operating expenses after voluntary fee waivers and/or expense reimbursements would exceed the expense ratio shown above.

For the year ended December 31, 2000, after giving effect to Morgan Stanley Investment Management's voluntary management fee waiver and/or expense reimbursement, the total operating expenses incurred by investors were 0.45% for Class A shares and 0.60% for Class B shares of the Fixed Income Portfolio. Total operating expenses for the Money Market and Municipal Money Market Portfolios did not exceed the amounts shown in the first paragraph and, accordingly, total operating expenses incurred by investors in these Portfolios were as shown in the table above.

Fee waivers and/or expense reimbursements are voluntary and Morgan Stanley Investment Management reserves the right to terminate any waiver and/or reimbursement at any time and without notice.

                                        MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                        FEES AND EXPENSES OF THE PORTFOLIOS



FEES AND EXPENSES OF THE PORTFOLIOS

EXAMPLE

This example is intended to help you compare the cost of investing in each Portfolio with the cost of investing in other mutual funds having similar investment objectives.

The example assumes that you invest $10,000 in each Portfolio for the time periods indicated and then redeem all of your shares at the end of those periods. The example assumes that your investment has a 5% return each year and that each Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions the table indicates what your costs would be.

----------------------------------------------------------------------------------
                                      1 Year      3 Years       5 Years   10 Years
----------------------------------------------------------------------------------
FIXED INCOME PORTFOLIO
----------------------------------------------------------------------------------
Class A                               $58         $183          $318       $714
----------------------------------------------------------------------------------
Class B                               $74         $230          $401       $894
----------------------------------------------------------------------------------
MONEY MARKET PORTFOLIO
----------------------------------------------------------------------------------
Class A                               $49         $154          $269       $604
----------------------------------------------------------------------------------
Class B+                              $77         $240           n/a        n/a
----------------------------------------------------------------------------------
MUNICIPAL MONEY MARKET PORTFOLIO
----------------------------------------------------------------------------------
Class A                               $49         $154          $269       $604
----------------------------------------------------------------------------------

+ The Fund has not projected expenses beyond the three year period shown because the Class B shares of the Money Market Portfolio were not operational as of December 31, 2000.

                                        MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                        FUND MANAGEMENT



INVESTMENT ADVISER AND SUB-ADVISER



Morgan Stanley Investment Management Inc. ("Morgan Stanley Investment Management"), with principal offices at 1221 Avenue of the Americas, New York, New York 10020, conducts a worldwide portfolio management business and provides a broad range of portfolio management services to customers in the United States and abroad. Morgan Stanley Dean Witter & Co. ("Morgan Stanley") is the direct parent of Morgan Stanley Investment Management and Morgan Stanley & Co. Incorporated ("Morgan Stanley & Co."), the Fund's Distributor. Morgan Stanley is a preeminent global financial services firm that maintains leading market positions in each of its three primary businesses -securities, asset management and credit services. At December 31, 2000, Morgan Stanley Investment Management, together with its affiliated institutional asset management companies, managed assets of approximately $170.2 billion, including assets under fiduciary advice.

Morgan Stanley Dean Witter Advisors Inc. ("MSDW Advisors"), which also is a subsidiary of Morgan Stanley, located at Two World Trade Center, New York, New York 10048, serves as investment sub-adviser for the Money Market and Municipal Money Market Portfolios on a day-to-day basis. MSDW Advisors selects, buys and sells securities for these Portfolios under the supervision of Morgan Stanley Investment Management.

MANAGEMENT FEES

For the year ended December 31, 2000, Morgan Stanley Investment Management received from each Portfolio the management fee set forth in the accompanying table.


MANAGEMENT FEE PAID IN FISCAL YEAR ENDED DECEMBER 31, 2000
(net of waiver and as a percentage of average net assets)

-------------------------------------------------------------------------------------
                                                                            MUNICIPAL
                                                          MONEY               MONEY
                                      FIXED INCOME        MARKET             MARKET
                                       PORTFOLIO         PORTFOLIO          PORTFOLIO
-------------------------------------------------------------------------------------
Class A                                0.23%              0.30%              0.30%
-------------------------------------------------------------------------------------
Class B                                0.23%               n/a                n/a
-------------------------------------------------------------------------------------

PORTFOLIO MANAGERS

THE FOLLOWING INDIVIDUALS HAVE PRIMARY DAY-TO-DAY PORTFOLIO MANAGEMENT RESPONSIBILITY FOR THE FIXED INCOME PORTFOLIO:

FIXED INCOME PORTFOLIO

THOMAS L. BENNETT, KENNETH B. DUNN, ROBERTO M. SELLA AND W. DAVID ARMSTRONG Thomas L. Bennett, a Managing Director of Morgan Stanley & Co., joined Morgan Stanley Investment Management's affiliated institutional asset management company, Miller Anderson & Sherrerd, LLP ("MAS") in 1984. Mr. Bennett holds a B.S. in Chemistry and an M.B.A. from the University of Cincinnati. Kenneth B. Dunn, a Managing Director of Morgan Stanley & Co., joined MAS in 1987. Mr. Dunn received a B.S. and an M.B.A. from The Ohio State University and a Ph.D. from Purdue University. Roberto M. Sella, a Managing Director of Morgan Stanley & Co., joined MAS in 1992. Mr. Sella graduated from the University of Wisconsin (PHI BETA KAPPA) in 1987 and received an M.B.A. from The Wharton School of the University of Pennsylvania in 1993. W. David Armstrong is a Managing Director of Morgan Stanley & Co. and joined Morgan Stanley
Investment Management in 1998 as a Portfolio Manager. He served as a Senior Vice President and Manager of U.S. proprietary trading at Lehman Brothers from 1995 to 1997. Mr. Armstrong received a degree in Economics from the State University of New York (SUNY) at Plattsburg in 1981 and an M.B.A. from the Wharton School of the University of Pennsylvania in 1986. Messrs. Bennett, Dunn, Sella and Armstrong have shared primary responsibility for managing the Portfolio's assets since May 2000.

                                        MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                        SHAREHOLDER INFORMATION



SHAREHOLDER INFORMATION


DISTRIBUTION OF PORTFOLIO SHARES



Morgan Stanley & Co. is the exclusive Distributor of Class A shares and Class B shares of each Portfolio. Morgan Stanley & Co. receives no compensation from the Fund for distributing Class A shares of the Portfolios. The Fund has adopted a Plan of Distribution with respect to the Class B shares of each Portfolio pursuant to Rule 12b-1 (the "Plan") under the Investment Company Act of 1940. Under the Plan, each Portfolio pays the Distributor a distribution fee of 0.25% of the Class B shares' average daily net assets on an annualized basis. Morgan Stanley has agreed to waive 0.10% of the 0.25% distribution fee it is entitled to receive from the Fixed Income Portfolio. The distribution fee compensates the Distributor for marketing and selling Class B shares. The Distributor may pay others for providing distribution-related and other services, including account maintenance services. Over time the distribution fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

ABOUT NET ASSET VALUE


The net asset value ("NAV") per share of a class of shares of a Portfolio is determined by dividing the total of the value of the Portfolio's investments and other assets attributable to the class, less any liabilities attributable to the class, by the total number of outstanding shares of that class of the Portfolio.

In calculating NAV, the Fixed Income Portfolio generally values securities at market price. If market prices are unavailable or may be unreliable because of events occurring after the close of trading, fair value prices may be determined in good faith using methods approved by the Board of Directors. The Portfolio may hold portfolio securities that are listed on foreign exchanges. These securities may trade on weekends or other days when the Portfolio does not calculate NAV. As a result, the value of these investments may change on days when you cannot purchase or sell shares.

The Money Market and Municipal Money Market Portfolios seek to maintain a stable NAV per share of $1.00 by valuing portfolio securities using "amortized cost." Amortized cost involves valuing a portfolio security at cost and, thereafter, assuming a constant amortization to maturity of any discount or premium. This method of valuation does not take into account any unrealized gains or losses or the impact of fluctuating interest rates on the market value of portfolio securities. While using amortized cost provides certainty in valuation, it may result in periods during which the value as determined by amortized cost is higher or lower than the price the Portfolio would receive if it sold the security.

PRICING OF PORTFOLIO SHARES



You may buy or sell (redeem) Class A and Class B shares of each Portfolio at the NAV next determined for the class after receipt of your order. The Fund determines the NAV per share for the Fixed Income Portfolio as of the close of the New York Stock Exchange ("NYSE") (normally 4:00 p.m. Eastern Time) and for the Money Market and Municipal Money Market Portfolios as of 12:00 noon Eastern Time and 11:00 a.m. Eastern Time, respectively, on each day that the NYSE is open for business (the "Pricing Time").


HOW TO PURCHASE SHARES

You may purchase Class A shares and Class B shares of each Portfolio directly from the Fund, from the Distributor or through certain third parties ("Financial Intermediaries"), except for Class B shares of the Money Market Portfolio, which may be purchased only through a Financial Intermediary. You may purchase shares of the Portfolios on each day that the NYSE is open.

The minimum initial investment generally is $500,000 for Class A shares and

$100,000 for Class B shares of the Fixed Income Portfolio and $100,000 for Class A shares of the Money Market and Municipal Money Market Portfolios. There is no minimum initial investment for Class B shares of the Money Market Portfolio. The minimum additional investment generally is $1,000 for each account that you have. If the value of your account falls below the minimum initial investment amount for Class A shares or Class B shares as a result of share redemptions, the Fund will notify you. Your account may be subject to involuntary conversion from Class A shares to Class B shares or involuntary redemption in the case of Class B shares if the value of your account remains below the minimum initial investment amount for 60 consecutive days. MSDW Investment Management may waive the minimum initial investment and involuntary conversion or redemption features for certain investors, including individuals purchasing through a Financial Intermediary.

You may arrange to purchase shares directly from the Fund by calling 1-800-548-7786 or by returning a completed Account Registration Form with payment for your purchase. The price you pay will be the NAV calculated at the Pricing Time following receipt of your purchase order and payment.

To purchase shares through the Distributor or a Financial Intermediary, you should contact the Distributor or your Financial Intermediary for details. Generally, the price of shares purchased through a Financial Intermediary is the NAV calculated at the next Pricing Time after the Fund receives your order from

                                        MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                        SHAREHOLDER INFORMATION



SHAREHOLDER INFORMATION


your Financial Intermediary. The Distributor and certain Financial Intermediaries have made arrangements with the Fund so that you may purchase shares at the NAV calculated at the next Pricing Time after the Distributor or your Financial Intermediary receives your purchase order. Your Financial Intermediary may charge an additional service or transaction fee.

HOW TO REDEEM SHARES


You may redeem Portfolio shares directly from the Fund, through the Distributor or through your Financial Intermediary, each as described above under "How To Purchase Shares." The redemption price will be the NAV per share calculated at the next Pricing Time, which may be more or less than the purchase price of your shares. The Fund will ordinarily distribute redemption proceeds in cash within one business day of your redemption request, but it may take up to seven days. However, if you purchased shares by check, the Fund will not distribute redemption proceeds until it has collected your purchase payment, which may take up to eight days. In certain circumstances, for example, if payment of redemption proceeds in cash would be detrimental to the remaining shareholders, a Portfolio may pay a portion of the redemption proceeds by a distribution-in-kind of readily marketable portfolio securities.


EXCHANGE FEATURES

You may exchange Portfolio shares for shares of other available portfolios of the Fund. To obtain a prospectus for another portfolio, call the Fund at 1-800-548-7786 or contact your Financial Intermediary. If you purchased Portfolio shares through a Financial Intermediary, certain portfolios may be unavailable for exchange. Contact your Financial Intermediary to determine which portfolios are available for exchange.

When you exchange for shares of another portfolio, your transaction will be treated the same as an initial purchase. You will be subject to the same minimum initial investment and account size as an initial purchase. Accordingly, you will not necessarily receive the same class of shares that you tendered for exchange. Your exchange price will be the price calculated at the next Pricing Time after the Fund receives your exchange order. Frequent trades in your account(s) can disrupt management of a Portfolio and raise its expenses. Therefore, the Fund may, in its sole discretion, bar a shareholder who trades excessively from making further exchanges or purchases.

DIVIDENDS AND DISTRIBUTIONS


The policy of the Fixed Income Portfolio is to distribute to shareholders substantially all of its net investment income, if any, in the form of a monthly dividend and to distribute net realized capital gains, if any, at least annually.

Each of the Money Market and Municipal Money Market Portfolios computes net investment income and declares a dividend as of 1:00 p.m. Eastern Time on each day. These dividends accrue daily and are distributed on the 15th day of each month, or the next business day if the 15th is a holiday or weekend. The Money Market and Municipal Money Market Portfolios will distribute net realized capital gains, if any, at least annually.

The Fund automatically reinvests all dividends and distributions in additional shares. However, you may elect to receive distributions in cash by giving written notice to the Fund or your Financial Intermediary or by checking the appropriate box in the Distribution Option section on the Account Registration Form.

The Fund currently consists of the following portfolios:

U.S. EQUITY


Equity Growth Portfolio
Focus Equity Portfolio
MicroCap Portfolio+
Small Company Growth Portfolio
Technology Portfolio
U.S. Equity Plus Portfolio+
U.S. Real Estate Portfolio
Value Equity Portfolio


GLOBAL AND INTERNATIONAL EQUITY


Active International Allocation Portfolio
Asian Real Estate Portfolio
Asian Equity Portfolio
China Growth Portfolio+
Emerging Markets Portfolio
European Value Equity Portfolio
European Real Estate Portfolio
Global Value Equity Portfolio
Gold Portfolio+
International Equity Portfolio*
International Magnum Portfolio
International Small Cap Portfolio
Japanese Value Equity Portfolio
Latin American Portfolio


FIXED INCOME

Emerging Markets Debt Portfolio
Fixed Income Portfolio
Global Fixed Income Portfolio
High Yield Portfolio
Mortgage-Backed Securities Portfolio+
Municipal Bond Portfolio+

MONEY MARKET

Money Market Portfolio
Municipal Money Market Portfolio

*Portfolio is currently closed to new investors
+Portfolio is not operational

                                        MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                        SHAREHOLDER INFORMATION



SHAREHOLDER INFORMATION

TAXES

The dividends and distributions you receive from a Portfolio may be subject to Federal, state and local taxation, depending on your tax situation. The tax treatment of dividends and distributions is the same whether or not you reinvest them. Dividends are taxed as ordinary income, long-term capital gains distributions to individuals are taxed at a maximum rate of 20% regardless of how long you have held your shares, and short-term capital gains distributions are taxed at ordinary income rates. The Fund will tell you annually how to treat dividends and distributions. The Fixed Income and Money Market Portfolios expect to distribute primarily ordinary income dividends.

The Municipal Money Market Portfolio generally distributes income that is exempt from federal taxation, however, the Portfolio may invest in securities that generate taxable income. Income exempt from federal tax may be subject to state and local taxes. If any capital gains are distributed by the Portfolio, they may be taxable.

If you redeem shares of a Portfolio, you may be subject to tax on any gains you earn based on your holding period for the shares and your marginal tax rate. An exchange of shares of a Portfolio for shares of another portfolio is a sale of Portfolio shares for tax purposes. Conversions of shares between classes will not result in taxation.

Because each investor's tax circumstances are unique and the tax laws may change, you should consult your tax advisor about your investment.

                                        MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                        FINANCIAL HIGHLIGHTS




FINANCIAL HIGHLIGHTS

The financial highlights tables that follow are intended to help you understand the financial performance of the Class A shares and Class B shares of each Portfolio for the past five years or, if less than five years, the life of the Portfolio or Class. Certain information reflects financial results for a single Portfolio share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in each Portfolio (assuming reinvestment of all dividends and distributions). This information for the fiscal year ended December 31, 2000 has been audited by Ernst &Young LLP. Fiscal periods prior to January 1, 2000 have been audited by PricewaterhouseCoopers LLP. Ernst & Young LLP's report, along with the Portfolios' financial statements, are incorporated by reference into the Fund's SAI and are included in the Fund's December 31, 2000 Annual Report to Shareholders. The Annual Report and the Portfolios' financial statements, as well as the SAI, are available at no cost from the Fund at the toll free number noted on the back cover to this Prospectus.

FIXED INCOME PORTFOLIO

                                                                                       Year Ended December 31,
                                                                -------------------------------------------------------------------
CLASS A                                                         2000           1999           1998            1997         1996
-----------------------------------------------------------------------------------------------------------------------------------
SELECTED PER SHARE DATA AND RATIOS

Net Asset Value, Beginning of Period                            $10.24          $11.08         $10.88          $10.58       $10.81
------------------------------------------------------------------------------------------------------------------------------------

Income from Investment Operations

Net Investment Income(1)                                          0.67            0.64           0.62            0.65         0.67
Net Realized and Unrealized Gain (Loss) on Investments            0.43           (0.81)          0.22            0.33        (0.20)
------------------------------------------------------------------------------------------------------------------------------------
Total from Investment Operations                                  1.10           (0.17)          0.84            0.98         0.47
------------------------------------------------------------------------------------------------------------------------------------

DISTRIBUTIONS

Net Investment Income                                            (0.68)          (0.64)         (0.61)          (0.68)       (0.70)


In Excess of Net Investment Income                                   -               -              -           (0.00)+      (0.00)+
Net Realized Gain                                                    -               -          (0.03)              -            -
In Excess of Net Realized Gain                                       -           (0.03)             -               -            -
------------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                              (0.68)          (0.67)         (0.64)          (0.68)       (0.70)
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of Period                                  $10.66          $10.24         $11.08          $10.88       $10.58
------------------------------------------------------------------------------------------------------------------------------------
Total Return                                                     11.16%          (1.56)%         7.93%           9.54%        4.61%
------------------------------------------------------------------------------------------------------------------------------------

Ratios and Supplemental Data:

Net Assets, End of Period (Thousands)                         $180,830        $171,467       $212,718        $183,192      $130,733
Ratio of Expenses to Average Net Assets(1)                        0.45%           0.45%          0.45%           0.45%         0.45%
Ratio of Net Investment Income to Average Net Assets(1)           6.52%           5.87%          5.63%           6.11%         6.30%
Portfolio Turnover Rate                                            220%             97%           176%            163%          183%
------------------------------------------------------------------------------------------------------------------------------------

(1)Effect of voluntary expense limitation during the period:
     Per share benefit to net investment income                  $0.01           $0.01          $0.01           $0.02         $0.02
     Ratios before expense limitation:
     Expenses to Average Net Assets                               0.57%           0.57%          0.58%           0.60%         0.60%
     Net Investment Income to Average Net Assets                  6.41%           5.75%          5.51%           5.97%         6.15%
-----------------------------------------------------------------------------------------------------------------------------------

+Amount is less than $0.01 per share.

                                        MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                        FINANCIAL HIGHLIGHTS


FIXED INCOME PORTFOLIO

                                                                                                                       Period from
                                                                              Year Ended December 31,                  Jan 2, 1996*
                                                                --------------------------------------------------      to Dec 31,
CLASS B                                                         2000           1999           1998            1997         1996
-----------------------------------------------------------------------------------------------------------------------------------
SELECTED PER SHARE DATA AND RATIOS

Net Asset Value, Beginning of Period                           $10.25          $11.10         $10.89          $10.58      $10.81
-----------------------------------------------------------------------------------------------------------------------------------
Income from Investment Operations

Net Investment Income(2)                                         0.65            0.61           0.61            0.64        0.64
Net Realized and Unrealized Gain (Loss) on Investments           0.43           (0.80)          0.22            0.33       (0.19)
-----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Operations                                 1.08           (0.19)          0.83            0.97        0.45
-----------------------------------------------------------------------------------------------------------------------------------

DISTRIBUTIONS

Net Investment Income                                           (0.67)          (0.63)         (0.59)          (0.66)      (0.68)
Net Realized Gain                                                   -               -          (0.03)              -           -
In Excess of Net Realized Gain                                      -           (0.03)             -               -           -
-----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                             (0.67)          (0.66)         (0.62)          (0.66)      (0.68)
-----------------------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of Period                                 $10.66          $10.25         $11.10          $10.89      $10.58
-----------------------------------------------------------------------------------------------------------------------------------


Total Return                                                    10.92%          (1.76)%         7.85%           9.48%       4.35%
-----------------------------------------------------------------------------------------------------------------------------------

Ratios and Supplemental Data:

Net Assets, End of Period (Thousands)                          $2,424          $2,084         $3,649          $4,834      $1,462
Ratio of Expenses to Average Net Assets(2)                       0.60%           0.60%          0.60%           0.60%       0.60%**
Ratio of Net Investment Income to Average Net Assets(2)          5.51%           5.69%          5.50%           5.93%       6.15%**
Portfolio Turnover Rate                                           220%             97%           176%            163%        183%
-----------------------------------------------------------------------------------------------------------------------------------

(2)Effect of voluntary expense limitation during the period:
   Per share benefit to net investment income                   $0.01           $0.01          $0.01           $0.02       $0.01
   Ratios before expense limitation:
   Expenses to Average Net Assets                                0.72%           0.72%          0.72%           0.74%       0.74%**
   Net Investment Income to Average Net Assets                   5.42%           5.58%          5.38%           5.78%       6.01%**
-----------------------------------------------------------------------------------------------------------------------------------

*The Portfolio began offering Class B Shares on January 2, 1996.
**Annualized

                                        MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                        FINANCIAL HIGHLIGHTS



MONEY MARKET PORTFOLIO


                                                                                     Year Ended December 31,
                                                         --------------------------------------------------------------------------
CLASS A                                                        2000            1999           1998            1997          1996
-----------------------------------------------------------------------------------------------------------------------------------

SELECTED PER SHARE DATA AND RATIOS

Net Asset Value, Beginning of Period                          $1.000          $1.000         $1.000          $1.000        $1.000
-----------------------------------------------------------------------------------------------------------------------------------

Income from Investment Operations

Net Investment Income                                          0.060           0.047          0.051           0.051         0.049
-----------------------------------------------------------------------------------------------------------------------------------

DISTRIBUTIONS

Net Investment Income                                         (0.060)         (0.047)        (0.051)         (0.051)       (0.049)
-----------------------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of Period                                $1.000          $1.000         $1.000          $1.000        $1.000
-----------------------------------------------------------------------------------------------------------------------------------
Total return                                                    6.06%           4.80%          5.20%           5.20%         5.03%
-----------------------------------------------------------------------------------------------------------------------------------

Ratios and Supplemental Data:

Net Assets, End of Period (Thousands)                     $3,026,412      $2,931,316     $1,958,177      $1,506,210    $1,284,633
Ratio of Expenses to Average Net Assets                         0.48%           0.50%          0.49%           0.49%         0.52%
Ratio of Net Investment Income to Average Net Assets            6.07%           4.73%          5.07%           5.12%         4.92%
-----------------------------------------------------------------------------------------------------------------------------------

                                        MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                        FINANCIAL HIGHLIGHTS



MUNICIPAL MONEY MARKET PORTFOLIO

                                                                                       Year Ended December 31,
                                                                -------------------------------------------------------------------
CLASS A                                                         2000            1999           1998            1997          1996
-----------------------------------------------------------------------------------------------------------------------------------
SELECTED PER SHARE DATA AND RATIOS

Net Asset Value, Beginning of Period                           $1.000          $1.000         $1.000          $1.000        $1.000
-----------------------------------------------------------------------------------------------------------------------------------

Income from Investment Operations

Net Investment Income                                           0.044           0.027          0.030           0.031         0.030
-----------------------------------------------------------------------------------------------------------------------------------

DISTRIBUTIONS

Net Investment Income                                          (0.044)         (0.027)        (0.030)         (0.031)       (0.030)
-----------------------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of Period                                 $1.000          $1.000         $1.000          $1.000        $1.000
-----------------------------------------------------------------------------------------------------------------------------------
Total Return                                                     3.57%           2.77%          3.00%           3.17%         3.02%
-----------------------------------------------------------------------------------------------------------------------------------

Ratios and Supplemental Data:

Net Assets, End of Period (Thousands)                      $1,476,436      $1,405,646       $990,579        $804,607      $721,410
Ratio of Expenses to Average Net Assets                          0.48%           0.50%          0.50%           0.50%         0.53%
Ratio of Net Investment Income to Average Net Assets             3.50%           2.76%          2.96%           3.14%         2.98%
-----------------------------------------------------------------------------------------------------------------------------------

                                        MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                        REGISTRATION FORM



ACCOUNT REGISTRATION FORM

FIXED INCOME PORTFOLIO
MONEY MARKET PORTFOLIO
MUNICIPAL MONEY MARKET PORTFOLIO

ACCOUNT INFORMATION


If you need assistance in filling out this form for Morgan Stanley Institutional Fund, Inc., please contact your Morgan Stanley representative or call us toll free 1-800-548-7786. Please print all items except signature, and mail to the Fund at the address on the back cover. Fill in where appropriate below.

REGISTRATION
/ / INDIVIDUAL

First Name
------------------------------------
Middle Initial
------------------------------------
Last Name
------------------------------------

/ / JOINT TENANTS
(RIGHTS OF SURVIVORSHIP PRESUMED UNLESS TENANCY
 IN COMMON IS INDICATED)

First Name
------------------------------------
Middle Initial
------------------------------------
Last Name
------------------------------------

/ / CORPORATIONS, TRUSTS AND OTHERS


Please call the Fund for additional documents that may be required to set up an account and to authorize transactions.

Type of Registration:
/ / Incorporated
/ / Unincorporated Association
/ / Partnership
/ / Uniform Gift/Transfer to Minor
(ONLY ONE CUSTODIAN AND MINOR PERMITTED)
/ / Trust
/ / Other (specify)

MAILING ADDRESS
Please fill in completely, including telephone number(s).

/ / UNITED STATES CITIZEN
/ / RESIDENT ALIEN

Street or P.O. Box
------------------------------------

------------------------------------

------------------------------------
City
------------------------------------
State
------------------------------------
Zip Code
------------------------------------

Home Tel. No.
------------------------------------


Business Tel. No.
------------------------------------


/ / NON-RESIDENT ALIEN

Permanent Address (WHERE YOU RESIDE
PERMANENTLY FOR TAX PURPOSES)


Street or P.O. Box
------------------------------------

------------------------------------

------------------------------------
City
------------------------------------
Country
------------------------------------
Postal Code
------------------------------------

Home Tel. No.
------------------------------------


Business Tel. No.
------------------------------------


Current Mailing Address (If different from
Permanent Address)

Street or P.O. Box
------------------------------------

------------------------------------

------------------------------------
City
------------------------------------
Country
------------------------------------
Postal Code
------------------------------------

Home Tel. No.
------------------------------------


Business Tel. No.
------------------------------------


TAXPAYER IDENTIFICATION NUMBER

Enter your Taxpayer Identification Number. For most individual taxpayers, this is your Social Security Number.

/ / INDIVIDUAL

Taxpayer Identification
Number ("TIN")
------------------------------------

or

Social Security
Number ("SSN")
------------------------------------

/ /  JOINT TENANTS

(RIGHTS OF SURVIVORSHIP PRESUMED UNLESS
TENANCY IN COMMON IS INDICATED)


Taxpayer Identification
Number ("TIN")
------------------------------------

or

Social Security
Number ("SSN")
------------------------------------
Taxpayer Identification
Number ("TIN")

------------------------------------

or

Social Security
Number ("SSN")
------------------------------------

For Custodian account of a minor (Uniform Gifts/Transfers to Minor Acts), give the SSN of the minor.

IMPORTANT TAX INFORMATION

You (as a payee) are required by law to provide us (as payor) with your correct TIN(s) or SSN(s). Accounts that have a missing or incorrect TIN(s) or SSN(s) will be subject to backup withholding at a 31% rate on dividends, distributions and other payments. If you have not provided us with your correct TIN(s) or SSN(s), you may be subject to a $50 penalty imposed by the Internal Revenue Service ("IRS"). Backup withholding is not an additional tax; the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained. You may be notified that you are subject to backup withholding under
Section 3406(a)(1)(C) of the Internal Revenue Code because you have underreported interest or dividends or you were required to, but failed to, file a return which would have included a reportable interest or dividend payment.

                                        MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                        REGISTRATION FORM



PORTFOLIO AND CLASS SECTION

Class A shares minimum $500,000 for each Portfolio ($100,000 for Money Market and Municipal Money Market Portfolios) and Class B shares minimum $100,000 for the Fixed Income and Municipal Bond Portfolios.

Please indicate Portfolio, class and amount for purchase of the following Portfolio(s):


FIXED INCOME PORTFOLIO
/ /  Class A Shares (065) $
------------------------------------
/ /  Class B Shares (040) $
------------------------------------
MONEY MARKET PORTFOLIO
/ /  Class A Shares (060) $
------------------------------------
MUNICIPAL MONEY MARKET PORTFOLIO
/ /  Class A Shares (061) $
------------------------------------
Total Initial Investment $
------------------------------------

METHOD OF INVESTMENT

Please indicate Portfolio and manner of payment.

/ /  Check

(MAKE CHECK PAYABLE TO MORGAN STANLEY INSTITUTIONAL FUND, INC. - PORTFOLIO NAME)


/ /  Exchange $
------------------------------------
From

Name of Portfolio
------------------------------------
Account Number
------------------------------------

Account previously established by:
/ /  Phone exchange
/ /  Wire on
------------------------------------
Date
------------------------------------
Account Number
------------------------------------


(PREVIOUSLY ASSIGNED BY THE FUND)


DISTRIBUTION OPTION

Income dividends and capital gains distributions (if any) to be reinvested in additional shares unless either box below is checked.

/ / Income dividends to be paid in cash, capital gains distributions (if any) in shares.

/ / Income dividends and capital gains distributions (if any) to be paid in cash.


TELEPHONE REDEMPTION


Please select at time of initial application if you wish to redeem or exchange shares by telephone. A SIGNATURE GUARANTEE IS REQUIRED IF YOUR BANK ACCOUNT IS NOT REGISTERED IDENTICALLY TO YOUR FUND ACCOUNT. TELEPHONE REQUESTS FOR REDEMPTIONS OR EXCHANGES WILL NOT BE HONORED UNLESS THE BOX IS CHECKED.

/ / I/we hereby authorize the Fund and its agents to honor any telephone requests to wire redemption proceeds to the commercial bank indicated at right and/or mail redemption proceeds to the name and address in which my/our Fund Account is registered if such requests are believed to be authentic.

The Fund and the Fund's Transfer Agent will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. These procedures include requiring the investor to provide certain personal identification information at the time an account is opened and prior to effecting each transaction requested by telephone. In addition, all telephone transaction requests will be recorded and investors may be required to provide additional telecopied written instructions of transaction requests. Neither the Fund nor the Transfer Agent will be responsible for any loss, liability, cost or expense for following instructions received by telephone that it reasonably believes to be genuine.

Name of Commercial Bank
(Not Savings Bank)
------------------------------------
Bank Account Number
------------------------------------
Bank ABA Number
------------------------------------
Name(s) in which
your bank account
is established
------------------------------------
Bank's Street Address
------------------------------------
City
------------------------------------
State
------------------------------------
Zip Code
------------------------------------

INTERESTED PARTY OPTION

/ / In addition to the account statement sent to my/our registered address, I/we hereby authorize the Fund to mail duplicate statements to the name and address provided below.

Name
------------------------------------


Street or P.O. Box
------------------------------------

------------------------------------

------------------------------------
City
------------------------------------
State
------------------------------------
Zip Code
------------------------------------

DEALER INFORMATION

Representative Name
------------------------------------
Representative Number
------------------------------------
Branch Number
------------------------------------

SIGNATURE OF ALL HOLDERS
AND TAXPAYER CERTIFICATION


The undersigned certify that I/we have full authority and legal capacity to purchase and redeem shares of the Fund and affirm that I/we have received a current Prospectus of Morgan Stanley Institutional Fund, Inc. and agree to be bound by its terms. By signing this application, I/we hereby certify under penalties of perjury that the information on this application is complete and correct and that as required by federal law (please check applicable boxes below):

U.S. CITIZEN(S)/TAXPAYERS(S):


/ / I/We certify that (1) the number(s) shown above on this form is/are the correct SSN(s) or TIN(s) and (2) I am/we are not subject to any backup withholding either because (a) I am/we are exempt from backup withholding; (b) I/we have not been notified by the IRS that I am/we are subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me/us that I am/we are no longer subject to backup withholding. n If no TIN(s) or SSN(s) has/have been provided above, I/we have applied, or intend to apply, to the IRS or the Social Security Administration for a TIN or a SSN and I/we understand that if I/we do not provide either number to J.P. Morgan Investor Services Co. ("J.P. Morgan") within 60 days of the date of this application or if I/we fail to furnish my/our correct SSN(s) or TIN(s), I/we may be subject to a penalty and a 31% backup withholding on distributions and redemption proceeds. (Please provide either number on IRS Form W9). You may request such form by calling J.P. Morgan at 800-548-7786.


NON-U.S. CITIZEN(S)/TAXPAYERS(S):


/ / Under penalties of perjury, I/we certify that I am/we are not U.S. citizens or residents and I am/we are exempt foreign persons as defined by the IRS. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGN HERE

(IF JOINT ACCOUNT, BOTH MUST SIGN)

Signature
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Date
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Signature
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Date
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



                                        MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                        ADDITIONAL INFORMATION




WHERE TO FIND ADDITIONAL INFORMATION


STATEMENT OF ADDITIONAL INFORMATION


In addition to this Prospectus, the Fund has an SAI, dated May 1, 2001, which contains additional, more detailed information about the Fund and the Portfolios. The SAI is incorporated by reference into this Prospectus and, therefore, legally forms a part of this Prospectus.

SHAREHOLDER REPORTS

The Fund publishes annual and semi-annual reports containing financial statements. These reports contain additional information about each Portfolio's investments. In the Fund's shareholder reports, you will find a discussion of the market conditions and the investment strategies that significantly affected each Portfolio's performance during that period.

For additional Fund information, including information regarding investments comprising the Fund's Portfolios, please call 1-800-548-7786.

You may obtain the SAI and shareholder reports without charge by contacting the Fund at the toll-free number above. If you purchased shares through a Financial Intermediary, you may also obtain these documents, without charge, by contacting your Financial Intermediary.

Information about the Fund, including the SAI, and the annual and semi-annual reports, may be obtained from the Commission in any of the following ways: (1) In person: you may review and copy documents in the Commission's Public Reference Room in Washington D.C. (for information on the operation of the Public Reference Room, call 1-202-942-8090); (2) On-line: you may retrieve information from the EDGAR Database on the Commission's web site at "http://www.sec.gov"; or (3) By mail: you may request documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission, Public Reference Section, Washington, D.C. 20549-0102. You may also obtain this information, upon payment of a duplicating fee, by e-mailing the Commission at the following address: publicinfo@sec.gov. To aid you in obtaining this information, the Fund's Investment Company Act registration number is 811-05624.

Morgan Stanley Institutional Fund, Inc.
P.O. Box 2798
Boston, Massachusetts 02208-2798